Exhibit 10.29

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Such redacted portions have been with “***” in this Exhibit. An unredacted copy of this document has been filed separately with the Securities and Exchange Commission.

DOTAP CHLORIDE ENANTIOMER LICENSE AGREEMENT

BETWEEN

MERCK EPROVA AG

AND

PDS BIOTECHNOLOGY CORPORATION

DOTAP CHLORIDE ENANTIOMER LICENSE AGREEMENT

TABLE OF CONTENTS

Article I -	DEFINITIONS		4

Article II -	CURRENCY		7

Article III -	GRANT OF LICENSE		8

Article IV -	TECHNICAL INFORMATION AND CONFIDENTIALITY		9

	A.	Information to be transmitted	9

	B.	Confidentiality	9

Article V -	REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION		10

	A.	Mutual Representations	10

	B.	EPRO Representations	11

	C.	Indemnification	12

Article VI -	PAYMENTS AND REPORTS DURING THE ROYALTY PERIOD		12

	A.	(1) Fees	12

		(2) Royalties:	13

		(3) Compensation due to Assignability	13

	B.	Adjustments due to Currency fluctuation	13

	C.	Reports and Remittances	14

	D.	Taxes	14

	E.	Records	15

	F.	Audit	15

Article VII -	PDS DELIVERABLES		15

	A.	Government Approvals	15

	B.	Product Marketing	16

	C.	PDS Efforts	16

	D.	Safety and Toxicological Data	16

Article VIII -	INTELLECTUAL PROPERTY		16

	A.	Trademarks	16

	B.	Prosecution of Patents	17

	C.	Ownership of Intellectual Property	17

Article IX -	ABATEMENT OF INFRINGEMENT		17

Article X -	TERMINATION		18

	A.	Termination	18

	B.	Early Termination by PDS	18

	C.	Early Termination by EPRO	18

	D.	Termination upon Breach	19

	E.	Insolvency	19

	F.	Effect of Termination	19

	G.	Obligations of the Parties	20

Article XI -	ASSIGNABILITY		20

Article XII -	APPLICABLE LAW		20

Article XIII -		FORCE MAJEURE	20

Article XIV -		DISPUTE RESOLUTION	21

	A.	Negotiations	21

	B.	Mediation	21

	C.	Arbitration	21

Article XV -	ADJUDICATION OF LICENSED PATENTS		22

Article XVI -	FAILURE TO ACT		22

Article XVII -	FREE GOODS		22

Article XVIII -	MISCELLANEOUS PROVISIONS		22

DOTAP CHLORIDE ENANTIOMER LICENSE AGREEMENT

THIS AGREEMENT, effective this 1st day of November 2008, between Merck Eprova AG, a Swiss corporation organized and existing under the laws of Switzerland and with its principal place of business at [Im Laternenacker 5, 8200 Schaffhausen, Switzerland] (“EPRO”), and PDS Biotechnology Corporation, with its principal place of business at [Third Floor – 3130 Highland Avenue, Cincinnati, Ohio, 45219], United States (“PDS”).  EPRO and PDS may hereinafter each be referred to as a Party or collectively as the Parties.

W I T N E S S E T H, That:

WHEREAS, EPRO has certain technical information and patent rights relating to the Licensed Technology (as hereinafter defined);

WHEREAS PDS and EPRO have entered into a Material Transfer Agreement for the Licensed Technology dated 25 January 2008;

WHEREAS, PDS desires to obtain such license under the Licensed Technology to undertake development of the Licensed Product for worldwide commercialization in the Field of Use (all foregoing capitalized terms as hereinafter defined) after receipt of approval from the Food and Drug Administration or other equivalent regulatory body for the Licensed Product, and to have EPRO manufacture the Drug Delivery Compound (“DDC”) of Licensed Product for PDS pursuant to the terms of a Manufacturing and Supply Agreement to be executed by EPRO and PDS substantially consistent with the terms and conditions of the DOTAP enantiomer Pricing and Supply Terms Letter (the “Terms Letter”) attached to this License Agreement as Exhibit B and to be negotiated in good faith by both parties when one or the other party makes such request (the “Manufacturing and Supply Agreement”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt of which are acknowledged by the Parties, the Parties agree as follows:

ARTICLE I - DEFINITIONS

As used in this Dotap Chloride Enantiomer License Agreement (“Agreement”) the following terms, whether singular or plural, shall have the following meanings:

A.   “Affiliate” shall mean any entity that owns or controls or is owned or controlled by a Party through ownership of more than fifty percent (50%) of the stock entitled to vote for election of directors of that Party or the maximum percentage of stock interest that a foreign investor may own, whether fifty percent or less, pursuant to the local laws, regulations or administrative orders of any country, provided the party exercises a substantial control of general policy of the company.

B.          “Confidential Information” shall mean information ancillary to the Licensed Technology, as further defined in Article IV.

C.          “Contract Year” shall mean the one year period commencing on the 1st day of November 2008 or anniversary thereof.

D.         “Documents” shall mean the regulatory filings made in the Field of Use related to the Licensed Technology, such Licensed Technology shall include, but is not limited to patent application ***.

E.          “Effective Date” shall mean the date indicated first above as the effective date of this Agreement.

F.           “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.

G.     “Field of Use” shall mean a composition and method of inducing an immune response in a subject by administering at least one cationic lipid with or without an antigen ***.

H.          “GAAP” shall mean generally accepted accounting principles in the United States or International Accounting Standards outside the United States, in each case as consistently applied by PDS, its Affiliates or its Sublicensees in their respective financial statements, audited if applicable.

I.          “Improvements” shall mean one or more enhancements, improvements or modifications in the manufacture, formulation, ingredients, preparation, dosage, administration or packaging of a Licensed Product or the Licensed Technology made during the term of this Agreement.

J.          “IND” shall mean (i) an Investigational New Drug application as defined in the United States Food, Drug & Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time or (ii) an equivalent application or filing with the applicable regulatory authority in any country other than the United States allowing the commencement of human clinical trials.

K.          “License” shall mean the license granted pursuant to Article III of this Agreement.

L.          “Licensed Know-How” shall mean any of EPRO’s technical or manufacturing information and data, methods, processes, drawings, inventions, formulas, data on safety and efficacy, patent applications, trade secrets materials, models, designs, prototypes or samples, relating to the R-enantiomer and S-enantiomer of Dotap Chloride, including any information, data, or other materials necessary or useful for the submission to the appropriate U.S. regulatory authorities or other equivalent regulatory body by PDS, to obtain the registration or approval of the Licensed Product.

M.         “Licensed Patents” shall mean those EPRO patents and patent applications in existence as of the Effective Date and listed in Exhibit A, and any divisions, re-issues, continuations and continuations-in-part or their equivalents, and the foreign equivalents thereof.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

N.          “Licensed Product” shall mean any product in any form made, having made, used, sold, or otherwise disposed of:

i)	which is covered by the Licensed Technology; or

ii)	the manufacture of which requires use of the Licensed Technology; or

iii)	which would, but for the License granted herein, otherwise directly infringe, contributorily infringe or induce the infringement of any of the Licensed Patents.

O.          “Licensed Technology” shall mean the Licensed Patents and the Licensed Know-How of EPRO relating to the R-enantiomer and S-enantiomer of Dotap Chloride.

P.           “Material” shall mean the chemical compounds (R)-DOTAP Chloride and (S)-DOTAP Chloride which are the pure enantiomers of 1,2-Dioleoyloxy-3-trimethylammoniumpropane chloride.

Q.          “Net Sales” shall mean with respect to any period for any country the gross receipts, by PDS (for purposes of this Article I (P), the term “PDS” shall include Third Parties used by PDS to market the Licensed Product) its Affiliates or its Sublicensees, as applicable, from unrelated Third Parties for sales of Licensed Product, less the following deductions if actually allowed, customary and allocable to Licensed Product:  (i) discounts, credits, rebates, allowances, adjustments, rejections, recalls, and returns for which the customer has been credited; (ii) trade, quantity, or cash discounts or rebates (including, but not limited to, cash, governmental and managed care rebates, hospital or other buying group charge backs, and governmental taxes in the nature of a rebate based on usage levels or sales of the Licensed Product); (iii) sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of the Licensed Product; (iv) actual transportation, distribution, importation, insurance and other handling fees; (v) sales, transfers or dispositions of Licensed Product for charitable, promotional (including samples), pre-clinical, clinical or regulatory purposes will be excluded from Net Sales, provided that they do not exceed 5 percent of the gross receipts.  For the avoidance of doubt, for each Licensed Product the Net Sales shall be calculated only once for the first sale of such Licensed Product by PDS, its Affiliate or its Sublicensees, as the case may be, to a Third Party which is neither an Affiliate or Sublicensee of PDS.  A sale of Licensed Products by PDS, its Affiliate or its Sublicensees to a wholesaler, distributor or any other Third Party shall be regarded as the first sale of the Licensed Product for the purpose of calculating Net Sales.  Net Sales shall not include the amount received on account of sales of a Licensed Product or of sales of a Licensed Product in a particular country for which the term of this Agreement has expired.

R.          “NDA” shall mean (i) a New Drug Application, as defined in the United States Food, Drug & Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time, to obtain approval from the FDA for commercial sale of a Licensed Product, (ii) an equivalent application or filing with the applicable regulatory authority in any country other than the United States to obtain approval for commercial sale of a Licensed Product.

S.          “Regulatory Exclusivity Period” shall mean any period of data, market or other regulatory exclusivity in any country in the Territory, including any such periods listed in the FDA’s Orange Book.

T.          “Sublicensee” shall mean any third party granted a sublicense by PDS of no greater scope than granted by EPRO to PDS, whose identity shall be disclosed confidentially by PDS to EPRO prior to the execution of such Sublicense.  EPRO shall have the right to approve or disapprove, in writing, such Sublicensee within ten (10) days after notification by PDS.  EPRO’s approval may not be withheld unreasonably.

U.          “Term” shall mean the duration of this Agreement starting with the Effective Date and expiring on a country-by-county basis in the Territory upon the expiration or invalidation of the last to expire Valid Claim.

V.          “Territory” shall mean the entire world.

W.          “Third Party” shall mean any person or entity other than a Party or an Affiliate or Sublicensee.

X.          “PDS Technology” shall mean the compositions and methods currently covered by PDS’s intellectual property, related to the use of cationic lipids in generating an immune response in the treatment of disease.  Such intellectual property includes, but is not limited to U.S. Patent No. ***, and U.S. Application Nos. US *** and ***.

Y.          “Valid Claim” shall mean a claim in any unexpired, issued patent (and as applicable, patents and patent applications covering Improvements) within the Licensed Patents which has not been held invalid and/or unenforceable in a decision by a court or other body of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken.

Z.          “Royalty Period” shall mean that period commencing on the date that PDS first receives cash from the sale of Licensed Products and continuing until expiration of the last Valid Claim.  In no event shall the Royalty Period extend beyond the patent life of the Licensed Technology.

AA.          “Taxes” shall mean all taxes actually paid by PDS relating to the sale of the Licensed Products.

ARTICLE II - CURRENCY

In this Agreement, all references to money or payments shall mean Swiss Francs and all payments made hereunder shall be made in that currency.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

ARTICLE III - GRANT OF LICENSE

A.          Grant of License.

As of the Effective Date of this Agreement, EPRO hereby grants to PDS during the Term of this Agreement and subject to the terms hereof,

(1)
an exclusive license to use the Documents and an exclusive license under the Licensed Technology to develop, make, have made, use, sell and have sold a Licensed Product in the Field of Use in the Territory;

(2)
the right to grant to Sublicensees, a sublicense under the Documents and the Licensed Technology licensed by subparagraph (1) of this Article III (A) of no greater scope than the License granted hereunder to PDS, provided that Sublicensee shall have agreed with PDS to be bound by the terms of this Agreement insofar as they relate to the operations of that Sublicensee.

(3)	EPRO agrees not to grant any further licenses under the Documents and the Licensed Technology to Third Parties in the Field of Use in the Territory during the Term.

B.          Improvements that are made by an employee, agent or consultant of PDS, solely or jointly with a Third Party, shall be owned by PDS (“PDS Improvements”).  Improvements that are made by an employee, agent or consultant of EPRO, solely or jointly with a Third Party, shall be owned by EPRO (“EPRO Improvements”).  Improvements that are made jointly by employees, agents or consultants of PDS and EPRO and its employees, agents or consultants (“Joint Inventions”) shall be jointly owned by PDS and EPRO and treated as joint inventions under U.S. laws applicable to joint inventions.  EPRO hereby grants to PDS the exclusive and unrestricted right in the Field of Use in the Territory to make, have made, use, sell, have sold, import, export and license EPRO’s interest in all Joint Inventions.  EPRO hereby grants to PDS the exclusive and unrestricted right in the Field of Use in the Territory to make, have made, use, sell, have sold, import, export and license all EPRO Improvements in accordance with the provisions of this Agreement.  PDS hereby grants to ***.  In addition, the Parties agree to negotiate in good faith the terms of a license agreement governing EPRO’s use of such PDS Improvements and Joint Inventions.  EPRO shall, and hereby does, after PDS’s royalty obligations under Article VI (A)(2) have expired or been terminated by PDS due to a breach of this Agreement by EPRO or due to the insolvency of EPRO pursuant to Article X, grant PDS a perpetual, royalty-free license to use all EPRO Improvements and all information, know-how and other data pertaining to all Improvements and the Joint Inventions.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

C.          EPRO shall have the right to license the Licensed Technology to a Third Party or Third Parties for use outside the Field of Use or develop the Licensed Technology itself to market a product for use outside the Field of Use.

ARTICLE IV - TECHNICAL INFORMATION AND CONFIDENTIALITY

A.          Information to be transmitted.

EPRO shall, upon the Effective Date of this Agreement, deliver to PDS any Licensed Know-How necessary for PDS to fulfill its obligations pursuant to Article VII(A).

EPRO shall obtain all permits and licenses required in connection with its manufacturing and supply activities under this Agreement and shall, in addition, comply with all applicable laws in performing its obligations hereunder.  EPRO shall cooperate to provide all information and data reasonably necessary or useful in connection with PDS’s regulatory filings.  It is understood and agreed that PDS (or its Affiliate or Sublicensee) shall own all INDs, NDAs, MAAs and other regulatory filings, and all marketing approvals, with respect to Licensed Product.  EPRO shall prepare and hold the Drug Master Files for the DOTAP Chloride R- and S-enantiomers as required by the U.S. FDA and shall be responsible for submitting the same to the U.S. FDA.

B.          Confidentiality.

The terms of that certain Confidentiality Disclosure Agreement by and between the Parties, dated 14 November 2007 (to the extent such Confidentiality Disclosure Agreement is not inconsistent with this Agreement) shall be in addition to the provisions of this subsection.  The Parties contemplate that during the course of their relationship it may be necessary to provide the other with Confidential Information to facilitate the performance of their obligations pursuant to this Agreement.  Confidential Information received from the disclosing Party which is in writing and identified as confidential or, if disclosed orally, is summarized in writing and designated confidential, shall be maintained in confidence and that reasonable and prudent practices shall be followed to maintain the information in confidence including, where necessary, obtaining written confidentiality agreements from employees not already bound by such agreements who have access to the Confidential Information.  Confidential Information shall be used by a Party only for the purpose of and in connection with its performance under this Agreement.  The obligation to maintain information in confidence shall survive this Agreement or termination thereof for any reason for a period of seven (7) years thereafter.  However, the obligations of nondisclosure and limited use shall not apply to information which can be shown by written documentation:

i.	to have been publicly known prior to disclosure by the disclosing Party to the receiving Party; or

ii.	to have been known or available to the receiving Party prior to disclosure by the disclosing Party as shown by its prior written records; or

iii.	to have become publicly known, without fault on part of the receiving Party, subsequent to disclosure by the disclosing Party;

iv.	to have been received by the receiving Party from a Third Party legally having possession of the information without obligations of confidentiality; or

v.	to have been independently developed by or for the receiving Party without reliance on information received from the disclosing Party; or

vi.
to be required to be disclosed pursuant to order of any court or governmental agency having jurisdiction thereof after notice to the disclosing Party sufficient to afford it an opportunity to intervene in the proceeding where disclosure is required.

Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced within broader or general disclosures known to the public or the recipient Party, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are known to the public or to the recipient unless the whole combination of features and its principle of operation are known.

ARTICLE V - REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

A.          Mutual Representations.

Each of the Parties represents and warrants that:

(a)	It is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation.

(b)	The execution, delivery and performance of this Agreement by such Party have been duly authorized by all requisite corporate action.

(c)	It has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and thereunder.

(d)
The execution, delivery and performance by such Party of this Agreement does not and will not conflict with or result in breach of the terms and provisions of any other agreement or constitute a default under (i) a loan agreement, guaranty, financing agreement, affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

(e)
The execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority in the Territory and the execution, delivery and performance of this Agreement does not violate any law, rule or regulation applicable to such Party.  Notwithstanding the foregoing, PDS may be required to file notices with the necessary regulatory authorities to notify them of PDS’s ownership of the regulatory filings described in Article VII (A) (3).

(f)
This Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid, and binding obligation enforceable against it in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles.

(g)	It shall comply with all applicable laws and regulations relating to its activities under this Agreement.

(h)
It is not debarred and has not and will not use in any capacity the services of any person debarred under subsections 306 (a) and (b), of the Generic Drug Enforcement Act of 1992.  If at any time during the term of this Agreement this warranty is no longer accurate, the affected Party shall immediately notify the other and the Parties shall negotiate to resolve issues that may affect PDS’s ability to manufacture, have manufactured, use or sell Licensed Products.

B.          EPRO Representations.

EPRO represents and warrants that, as of the Effective Date: (a) to the best of its knowledge, it is the owner of all right, title and interest in and to the Licensed Technology; (b) it has not received any written notice and, to the best of its knowledge, operating under the Licensed Technology does not infringe the proprietary rights of any Third Party; (c) there are no claims, judgments or settlements against or owed by EPRO, or pending or threatened claims, or litigation, relating to the Licensed Technology; (d) to the best of its knowledge, Exhibit A is a complete and accurate listing of all patents and patent applications subject to grant hereunder; (e) EPRO has not granted any right, license or interest in or to the Licensed Technology, or any portion thereof, inconsistent with the rights granted to PDS herein; (f) to the best of its knowledge, no Third Party has any right or authority to prohibit PDS from using the Licensed Technology in the Field of Use in any way.

In the event an injunction is issued against PDS because of infringement of Third Party intellectual property rights, PDS shall be fully liable and shall hold EPRO harmless from any expenses in attempting to dissolve the injunction.

In the event an injunction is issued against PDS because of infringement of Third Party intellectual property rights attributable in whole or in part to the Licensed Technology, EPRO shall be fully liable for PDS’s expenses in attempting to dissolve the injunction.

C.          Indemnification.

      EPRO shall indemnify and hold PDS harmless from and against any liability, loss, cost, expense (including reasonable attorneys’ fees), damage, or penalty of any kind, on account of or resulting from (i) any breach by EPRO of its representations and warranties contained in this Article V, (ii) any breach by EPRO of any covenant contained in this Agreement, and (iii) any claim or action for infringement of any Third Party intellectual property rights as a result of PDS’s operations under the Licensed Technology in the Field of Use in accordance with this Agreement claimed or issued after the Effective Date.  EPRO’s liability under this paragraph V(C)(iii) shall be limited to the amount of damages/royalties imposed on PDS by judgment or settlement upon the finding of infringement and shall be further limited to the amount of Fees and Royalties (as hereinafter defined) paid by PDS to EPRO.  EPRO shall have the right, at any time, to join negotiations with a Third Party whose intellectual property rights are alleged to be infringed or to take over negotiations with that Third Party if the scope of the alleged infringement is outside the scope of PDS’s operations under this Agreement.  Any settlement of such alleged infringement shall be agreed to by both parties, which EPRO’s consent shall not be unreasonably withheld.

PDS shall indemnify EPRO and hold EPRO harmless from and against any liability, loss, cost, expense (including reasonable attorneys’ fees), damage, or penalty of any kind, on account of or resulting from (i) any breach by PDS of its representations and warranties contained in this Article V and (ii) any breach by PDS of any covenant contained in this Agreement.

ARTICLE VI - PAYMENTS AND REPORTS DURING THE ROYALTY PERIOD

A.          (1)          Fees

In consideration for the license granted hereunder, PDS shall pay EPRO the following Fees in Swiss Francs:

Up Front and Progress Payments (all payments are one time payments): Payments will begin on the second and subsequent licensing agreements with third parties.

Within *** days after PDS receives a milestone or progress payment from a Sublicensee, a progress payment of ***% of the net revenue to PDS shall be made to EPRO.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

(2)	Royalties:

PDS shall pay EPRO, upon commercial sale of the Licensed Product in a particular country of the Territory and expiring on the later of (a) the expiration of the last of the Licensed Patents licensed hereunder issued in that country that includes a Valid Claim that would, in the absence of the License granted hereunder, be infringed by the sale of a Licensed Product, or (b) the expiration of all Regulatory Exclusivity Periods with respect to the Licensed Product in such country, royalties based on quantities of the Licensed Product sold by PDS, its Affiliates; and/or its Sublicensees in accordance with the following formula:

(a)	*** percent (***%) of Net Sales of the Licensed Product

(b)
Anti-stacking clause: In the case that additional technologies or licenses are required to successfully develop the licensed technology in the same product, a reduction in the royalty rate of ***% will occur for a single additional licensed technology.  In the event that two or more technologies or licenses are required, to successfully develop the particular product, a reduction in royalty rate of ***% will be instituted.

(3)	Compensation due to Assignability

Subsequent to Article XI, in the event that PDS is acquired, merged re-organized or assigns all assets to a Third Party, PDS’s successor will pay EPRO CHF ***.

Should PDS’s successor elect not to develop the technology further within 1 year, PDS’s successor will pay EPRO a minimum of CHF *** or ***% of the value of the gross business transaction, whichever is greater.

B.          Adjustments due to Currency fluctuation.

PDS and EPRO acknowledge that the Fee schedule set out in Article VI A. (1) and (2) (a) above to this Agreement has been agreed to by the Parties based on the foreign currency exchange rate of 1.180 Swiss Francs per U.S. dollar.  Commencing at the end of the second Contract Year, as necessary for the purpose of calculating Fees due to EPRO, the Parties agree to review the Fee Schedule and if the average daily foreign currency rate of Swiss Franc to U.S. dollar during the last month of each such Contract Year is either:

(i)	Less than or equal to 1.062 Swiss Franc per U.S. dollar; or

(ii)	Greater than or equal to 1.298 Swiss Franc per U.S. dollar,

the Parties agree to automatically adjust the Fees set out in Article VI to reflect the average foreign currency rate of Swiss Franc to U.S. dollars during such month, such adjustment to be effective as of the first day of the immediately following Contract Year.  In making such adjustment, the Parties shall use the Federal Reserve Bank of New York Noon Buying Rate as the foreign currency rate of Swiss Franc to U.S. [Internet Reference : http://www.ny.frb.org/markets/fxrates/noon.cfm]

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

C.          Reports and Remittances.

Until such time as PDS, its Affiliates, its Sublicensees have sold all quantities of the Licensed Product subject to fee hereunder, PDS shall report in writing to EPRO within *** days after the end of each calendar quarter the quantities of each Licensed Product subject to fee hereunder that were sold by PDS, its Affiliates, its Sublicensees during said quarter and the calculation of the Fees thereon.  With said report PDS shall pay to EPRO the total amount of the said Fees within *** days after the end of each calendar quarter.  If no Licensed Product subject to Fee hereunder has been sold by PDS, its Affiliates, any Sublicensees during any such period, PDS shall so report in writing to EPRO within *** days after the end of such period.  Reports, notices and other communications to EPRO hereunder shall be sent to:

Merck Eprova AG
[Im Laternenacker 5
8200 Schaffhausen
Switzerland]
Attention: [Martin Ulmann, Managing Director]
Fax:   ++41 (0)52 630 72 55

Each payment to EPRO hereunder shall be sent to EPRO under separate cover along with a copy of the relevant report to:

Merck Eprova AG
[Im Laternenacker 5
8200 Schaffhausen
Switzerland]
Attention: Martin Ulmann, Managing Director

Notices to PDS shall be sent to the address set forth above unless a different address is designated in writing by PDS.

D.          Taxes.

If laws, rules or regulations require withholding of income taxes or other rates imposed upon payments set forth in this Article VI, PDS may make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article VI.  PDS shall submit appropriate proof of payment of the withholding rates to EPRO within a reasonable period of time, not to exceed 30 days.  PDS shall use efforts consistent with its usual business practices to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation treaties or agreements between foreign countries, and the Parties shall cooperate with each other with respect thereto, with the appropriate Party under the circumstances providing the documentation required under such treaty or agreement to claim benefits thereunder.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

E.          Records.

PDS shall keep full, complete and proper records and accounts of all sales of Licensed Products by PDS, its Affiliates, and to the extent its Sublicensees, in accordance with GAAP, in sufficient detail and in the currencies in which the sale was made to enable the royalties payable on each Licensed Product to be determined.  All such records, statements, reports and accounts referred to in this Article shall be retained for a period of three (3) years after the end of the period to which they apply.

F.          Audit.

If EPRO objects to a report provided by PDS, pursuant to Article VI (C), EPRO, at its own expense, shall have the right, upon reasonable prior notice during regular business hours, not more than once per Contract Year, to meet with PDS’s independent auditor to inspect and discuss the books and accounts of PDS, its Affiliates, and its Sublicensees related to the payment and calculation of royalties arising under this Agreement.  After this inspection, if EPRO still objects with the report provided by PDS, with reasonable justification for such objection, EPRO, at its own expense, shall have the right, upon reasonable prior notice during regular business hours, to appoint independent auditors reasonably acceptable to PDS and have them during normal business hours, inspect the books and accounts of PDS or its Affiliates, related to the payment and calculation of royalties arising under this Agreement.  PDS shall cooperate and cause PDS’s Affiliates, and Sublicensees to cooperate with such auditors.  The auditors performing the audit shall disclose to EPRO only information relating to the accuracy of records kept and the payments made, and shall be under a duty to keep confidential any other information obtained from such records.  If any such audit establishes that PDS has underpaid or overpaid the amount due, PDS shall promptly pay any remaining amounts due as established by such audit or EPRO shall promptly refund any over payment.  If the underpayment is by *** percent (***%) or more during any Contract Year, PDS shall reimburse EPRO for the reasonable expenses of such audit.

ARTICLE VII - PDS DELIVERABLES

A.          Government Approvals.

(1)
In consideration for the licenses granted hereunder, PDS, at its sole cost and expense, shall use commercially reasonable efforts to complete, file and actively pursue an NDA for one or more Licensed Products in the Field of Use.

(2)
The Parties shall form a committee with *** representatives each from both Parties in order to provide a forum whereby PDS can regularly update EPRO on the progress in developing Licensed Product(s) by PDS, its Affiliates or Sublicensees.

EPRO may desire to make reference to and utilize the technical, manufacturing, safety and, toxicological data of the Licensed Technology included in PDS’s application for the development and use of, and regulatory approval for, the manufacture, use and sale of Licensed Product (the “Data”) to market its Licensed Technology outside the Field of Use.
***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

B.          Product Marketing.

PDS, its Affiliates, Sublicensees or Third Parties will, at its sole expense and upon regulatory approval of an NDA for a Licensed Product, shall use commercially reasonable efforts to begin marketing efforts to promote and sell the Licensed Product within *** months from regulatory approval in such country, and will provide EPRO marketing plans on an annual basis.

C.          PDS Efforts.

PDS, its Affiliates, and/or its Sublicensees shall perform their obligations under the Agreement by expending their commercially reasonable efforts by exercising the same level of effort to promote, advertise and market Licensed Product as they expend for their other respective products with similar sales potential.

D.          Safety and Toxicological Data.

PDS, its Sublicensees, Affiliates or Third Parties, will forward to EPRO, in writing, any and all safety and toxicological data, laboratory results or documents obtained in regards to research with the empty liposomes of the R-enantiomer and S-enantiomer of Dotap Chloride.  EPRO shall have the right to utilize such results for marketing or development of its Licensed Technology outside the Field of Use.

ARTICLE VIII - INTELLECTUAL PROPERTY

A.          Trademarks.

EPRO shall have the right, in its sole discretion and at its own expense, to select and register such trademarks as it wishes to employ in connection with the Licensed Technology outside the Field of Use (the “Technology Marks”) and EPRO shall have legal and equitable ownership of the entire right, title and interest in and to the Technology Marks and registrations related thereto.  EPRO hereby grants to PDS, for the Term of this Agreement, a non-exclusive license to use the Technology Marks in connection with the promotion and sale of the Licensed Products in the Field of Use.  PDS shall have the right, in its sole discretion and at its own expense, to select and register such trademarks as it wishes to employ in connection with the Licensed Products (the “Product Marks”).  PDS shall own all right, title and interest in and to such Product Marks.  EPRO and PDS shall work together to ensure that the Technology Marks and the Product Marks are not confusingly similar.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

B.          Prosecution of Patents.

EPRO shall be solely responsible for preparing, prosecuting and maintaining the Licensed Patents, including payment of all necessary filing and maintenance fees.

(a)
Each Party shall cooperate with the other Party to execute all required papers and instruments and to make all required oaths and declarations as may be necessary in the preparation and prosecution of all such patents and other applications and protections referred to in this Article.

(b)	In the event that EPRO wishes to abandon any patent within the Licensed Patents, EPRO will offer PDS any such patent prior to effectuating the abandonment.

C.          Ownership of Intellectual Property.

EPRO owns all right, title and interest in and to the Licensed Technology.  PDS owns all right, title and interest in and to the PDS Technology.  PDS shall own all right, title and interest in and to the Licensed Products.  Improvement shall be owned as set forth in Article 111(B).

ARTICLE IX - ABATEMENT OF INFRINGEMENT

A.          If at any time any Third Party shall infringe to a commercially substantial extent any Licensed Patent in the Field of Use hereunder, then PDS shall, to the extent that it is actually aware of the same, promptly inform EPRO of such infringement and EPRO shall, subject to Paragraph (C) of this Article, either (a) obtain a discontinuance of said infringing operations or (b) bring suit at its own expense against such infringer, bringing said suit in the name of EPRO and, if so required by the law of the forum, bringing suit in the name of PDS or joining PDS as a party plaintiff with EPRO.  In such an event and until EPRO effectuates discontinuance of infringement, PDS’s applicable royalty rates shall be reduced by one third (1/3) of the rates indicated in Article VI (A)(2).  Upon discontinuance of such infringement, PDS shall resume paying royalties at the rates indicated in Article VI (A)(2).  EPRO shall be entitled to receive and retain all recoveries from such infringement.

B.          PDS shall have the right, in any suit brought by EPRO pursuant to paragraph (A) of this Article, to be represented at its own expense by counsel of its own selection to the extent of having access to full information and opportunity to be heard in the councils of EPRO.

C.          In the event that EPRO neither brings suit against a Third Party as provided in paragraph (A) of this Article nor obtains a discontinuance of such infringing operations within three (3) months of the date of receipt of such notice, then PDS may at its election bring suit in its own name against such infringer.  Should PDS bring suit in its own name, EPRO shall execute such legal papers necessary for the prosecution of such suit as may be requested by PDS, and PDS shall be liable for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom.  During the pendency of such suit by PDS, PDS’s royalty obligations shall be reduced as indicated in paragraph (A) of this Article.  In the event of an adverse outcome of such suit, PDS’s royalty obligations shall be eliminated.

D.          If a Third Party makes or threatens against PDS, its Affiliates or its Sublicensees any claim of infringement of a patent right based upon the use of, or arising as a result of the exercise of the rights and licenses granted hereunder to the Licensed Technology (each an “Alleged Infringement”), PDS shall have the right to respond to and defend any and all such Alleged Infringements at its own cost and expense, and in its sole discretion.  EPRO agrees to provide commercially reasonable assistance that PDS may reasonably require in any such defense action.  EPRO shall have the right, at its own expense, to retain counsel of its choice to represent it in any such defense action.  PDS shall notify EPRO in writing and provide a copy of (i) any claim of Alleged Infringement filed with a court or governmental authority or (ii) any written notice of an Alleged Infringement from an attorney or law firm.  Within a reasonable period of time in advance of any responsive deadline required by law or otherwise set forth in the claim or notice of Alleged Infringement, PDS shall notify EPRO in writing as to whether or not PDS intends to respond to such Alleged Infringement.  In the event that PDS does not intend to respond to any such claim or notice or, if PDS, in its sole discretion, asks EPRO to respond to any such claim or notice, EPRO shall have the right, in its sole discretion, to respond to and litigate or settle such Alleged Infringement, in which case EPRO shall pay any and all future costs and expenses incurred by PDS in such action, and shall indemnify, defend and hold PDS, its Affiliates and its Sublicensees harmless from any future costs, expenses or liability respecting all such actions undertaken by EPRO.  This Article IX (D) shall not amend or reduce EPRO’s indemnification obligations under Article V (C).

ARTICLE X - TERMINATION

A.          Termination.  Unless terminated early in accordance with the provisions of this Agreement, the Term of this Agreement shall endure on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the obligation to pay royalties under Article VI (A) (2) above applicable to such Licensed Product in such country.  This Agreement shall expire in its entirety after the date that PDS no longer owes any royalties to EPRO under Article VI (A) (2).

B.          Early Termination by PDS.  PDS shall have the unilateral right to terminate this Agreement, in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis, at any time for any reason upon prior written notice to EPRO given at least *** months prior to the desired termination.

C.          Early Termination by EPRO.  EPRO shall have the unilateral right to terminate this Agreement, in its entirety upon prior written notice to PDS if PDS has failed to comply with the obligations laid down in Article VII, provided that the non-performance is not due to (i) scientific, medical or technical issues arising in the development of the Licensed Product, including, without limitation, manufacturing issues, adverse clinical trial results or patient reactions, or a request by the FDA or other equivalent regulatory body to conduct additional clinical trials with respect to the Licensed Product, (ii) circumstances beyond PDS’s control, (iii) an event of Force Majeure (as defined in Article XIII), and/or (iv) the fault of EPRO.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

D.          Termination upon Breach.  In the event that any stipulation or provision of this Agreement is materially breached by a Party, the other Party may terminate this Agreement upon ninety (90) days’ written notice to the breaching Party.  However, if such breach is corrected within the ninety (90) day period, and there are no unreimbursed damages resulting from the breach, this Agreement shall continue in force.  A material breach by PDS of its obligations under Article VII shall be governed by Article X (C).

E.          Insolvency.  Should a Party (1) become insolvent or unable to pay its debts as they mature, (2) make an assignment for the benefit of creditors, (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of any bankruptcy, insolvency or similar proceeding, then the other Party may at any time thereafter on written notice to the insolvent Party, effective forthwith, cancel this Agreement.

F.          Effect of Termination.

(1)
Upon termination of this Agreement pursuant to Article X (A), the licenses granted hereunder shall be considered fully-paid and PDS, its Affiliates and its Sublicensees shall be free to continue to use the Licensed Technology and Documents to make, use and sell the Licensed Products without further financial obligations to EPRO hereunder.  Other than rights intended to survive expiration, or royalties or fees that accrued during the term of the Agreement in accordance with Article VI, neither Party shall have any further rights or obligations upon the expiration of this Agreement.

(2)
Upon termination of this Agreement by EPRO pursuant to Articles X (C), (D) or (E), or by PDS pursuant to Article X (B), occurring prior to the regularly scheduled expiration date of this Agreement, (i) all rights and licenses granted by EPRO to PDS including any rights to the Licensed Product shall terminate and revert to EPRO and (ii) PDS shall return to EPRO or destroy at EPRO’s option all copies of the Licensed Know-How.  The foregoing provisions shall also apply to the partial termination of this Agreement by PDS in accordance with Article X (B), provided, however, that in such event: (1) only those rights that solely pertain to the Licensed Product and/or country being terminated would revert back to EPRO; (2) only copies of the Licensed Know-How that solely pertain to the Licensed Product and/or country being terminated would be returned or destroyed by PDS.

(3)
Upon any termination of this Agreement by PDS under Articles X (D) or (E) occurring prior to the regularly scheduled expiration date of this Agreement, the license rights granted by EPRO to PDS contained in this Agreement shall continue in full force and effect, however, PDS’s obligations under this Agreement to pay royalties shall terminate.

(4)	Regardless of how this Agreement is terminated, PDS shall retain its right, title and interest under Article III (B) in any PDS Improvements and in any Joint Inventions.

G.          Obligations of the Parties.  The obligations of the Parties under Articles IV (B), V(C), VI (A) (3), X (F) & (G), and Articles IX, XII, XIV and XVI and any other provisions which are expressly indicated to survive expiration or termination, shall remain in effect upon any termination or expiration of this Agreement as shall PDS’s obligations under Articles VI (A) (2) for Licensed Products sold prior to such termination or expiration.

ARTICLE XI - ASSIGNABILITY

Except for sublicensing rights as set forth in Article III (A) (3), this Agreement shall not be assignable in whole or part to any Third Party without the prior written consent of the other Party (such consent not to be unreasonably withheld), except, to a successor in interest pursuant to a merger, acquisition or sale of all or substantially all of the assignor’s assets to which this Agreement relates.  Any attempted assignment in violation of this provision shall be null and void.

ARTICLE XII - APPLICABLE LAW

This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the State of New York without regard to the principles thereof relating to the conflict of laws; provided that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.

ARTICLE XIII - FORCE MAJEURE

Neither Party shall be responsible to the other for delay or failure in performance of any of the obligations imposed by this Agreement, provided such delay or failure shall be occasioned by a cause beyond the control of and without the fault or negligence of such Party, including fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, discontinuity in the supply of power, court order or governmental interference, civil commotion, riot, war, terrorism or terroristic threats, strikes, labor disturbances, transportation difficulties or labor shortage.  Suspension of performance by reason of this Section shall be limited to the period during which such cause of failure exists.

ARTICLE XIV - DISPUTE RESOLUTION

In the event that a dispute arises between the Parties, the following procedures shall be followed:

A.          Negotiations.  In the event that any dispute may arise, the Parties shall first seek to resolve any disputes by negotiation among senior executives who have authority to settle the controversy, as follows:

(a)	Notification. When a Party believes there is a dispute relating to the Agreement, the Party will give the other Party written notice of the dispute.

(b)
Meeting Among Senior Executives.  The senior executives shall meet at a mutually acceptable time and place within thirty (30) days after the date of the notice to exchange relevant information and to attempt to resolve the dispute.

(c)
Confidentiality.  All negotiations are confidential, shall be treated as compromise and settlement negotiations, and neither party shall use information obtained during such negotiations in any subsequent dispute resolution proceeding.

B.          Mediation.  If the dispute has not been resolved within thirty (30) days after the date of the notice of a dispute, or if the Party receiving such notice fails or refuses to meet within such time period, either Party may initiate mediation of the dispute by sending the other Party a written request that the dispute be mediated.  The Party receiving such a written request will promptly respond to the requesting Party so that both Parties can jointly select a neutral and impartial mediator and schedule the mediation session.  The Parties shall mediate the dispute before a neutral, third-party mediator within thirty (30) days after the date of the written request for mediation.

C.          Arbitration.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof, and not settled as described in Article XIV (A) or (B), shall be resolved by final and binding arbitration upon the written notice of either party to the other requesting such arbitration.  Such arbitration shall be conducted in New York, New York.  Such arbitration shall be before three (3) arbitrators and conducted under the Commercial Arbitration Rules of the American Arbitration Association, International Division, unless the parties mutually agree to use a lesser number of arbitrators.  During the pendency of such arbitration, each party shall pay its own costs and expense and shall split equally the costs and expenses of the arbitrators and arbitration; provided that the prevailing party in any such arbitration shall be entitled to recover from the other party its share of the costs and expenses of the arbitrators.  The arbitration shall be conducted in the English language.  Any award rendered in such arbitration may be entered and enforced by either party in any court having jurisdiction.

ARTICLE XV - ADJUDICATION OF LICENSED PATENTS

Should any Licensed Patents be declared invalid or not infringed or limited in scope by a final decision (from which no appeal is or can be taken) of a court or other tribunal of competent jurisdiction in the country in which said patent was granted, then the construction placed upon the patent by said court or other tribunal shall be followed by the Parties from and after the date of entry of the decree of said court or tribunal and fees shall thereafter be payable to EPRO only in accordance with such construction.

ARTICLE XVI - FAILURE TO ACT

Whenever a Party is given a time period pursuant to this Agreement in which to exercise an option, make an election, give a notice or the like, failure to act during such time period will be conclusively deemed a decision not to exercise the option, make the election, give the notice or the like, as fully as if the Party with the option, election, right to give notice or the like had provided written notice of a decision not to exercise the option, make the election, give the notice or the like.

ARTICLE XVII - FREE GOODS

A.          EPRO agrees to provide PDS up to *** grams of both R-enantiomer and S-enantiomer of Dotap Chloride free of charge, upon written request for its own proper use, in good faith, to promptly and efficiently develop Licensed Products in the Field of Use.

B.          Subsequent to Article VI A (1) (b), EPRO agrees to provide PDS’s Sublicensees, Affiliates or Third Parties up to *** grams of both R-enantiomer and S-enantiomer of Dotap Chloride free of charge, upon written request for it’s own proper use, in good faith, to promptly and efficiently develop Licensed Products in the Field of Use.  PDS’s Sublicensees, Affiliates or Third Parties will establish, in good faith, Material Transfer Agreements directly with EPRO for said free goods.

ARTICLE XVIII - MISCELLANEOUS PROVISIONS

A.          The parties have agreed upon a Terms Letter (Exhibit B attached) which establishes initial supply terms and conditions intended to supplement the License Agreement.  The Terms Letter shall be applicable for ongoing clinical trial purposes and shall be superseded by a Manufacturing and Supply Agreement to be negotiated in good faith to cover commercial Material requirements.  All agreements to pricing and responsibilities of PDS and EPRO outlined in the Terms Letter will transfer to the Manufacturing and Supply Agreement unless specifically agreed upon in writing by both Parties.  In case of a conflict between the Terms Letter, the Manufacturing and Supply Agreement and the current License Agreement, the License Agreement shall prevail.

B.          The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

C.          Except as required by law or the rules of the principal stock exchange on which the Party’s stock is traded, no Party shall originate any public statement, news release or other written public announcement, whether in the public press, stockholders’ reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, or use a Party’s name for any purpose, including, without limitation, in connection with the advertising or sale of Licensed Products, without the prior written approval of the other Party.  The Parties each agree to respond to each such request within five (5) business days of receipt of a request (unless a shorter period of time is necessary to comply with law).  Notwithstanding anything to the contrary in this Agreement, each party shall be permitted to publicly disclose (i) the existence of this Agreement, (ii) that EPRO and PDS are the parties to this Agreement, and (iii) the Licensed Technology covered by this Agreement.  In the case of unintentional public disclosure concerning this Agreement, any Licensed Product or any other subject matter hereof, the disclosing Party shall promptly inform the other Party of such disclosure and the other Party shall be entitled to make a public announcement regarding the subject matter of the disclosure.  The other Party shall notify the disclosing Party of their intention to make such an announcement.  Following a Party’s consent to or approval of the public announcement of any information pursuant to this Article, both Parties shall be entitled to make subsequent public announcements of such information without renewed compliance with this Article, unless the scope and/or duration of such consent or approval is expressly limited.

D.          This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, undertakings or agreements, between them, either verbal or written, relating to the subject matter hereof.

E.          This Agreement shall be binding upon and inure to the benefit of the successors, permitted assignees and personal representatives of the Parties.

F.          In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions or provisions had never been contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and have entered the Effective Date on the first page hereof.

Merck Eprova AG		PDS Biotechnology Corporation

By:	/s/ Martin Ulmann	By:	/s/ Dr. Frank Bedu-Addo
Name:	Martin Ulmann	Name:	Dr. Frank Bedu-Addo
Title:	Managing Director	Title:	President and CEO

By:	/s/ Dr. Michael Platscher	By:
Name:	Dr. Michael Platscher	Name:
Title:	Synthesis & Development	Title:

EXHIBIT A

Country	Application Number	Filing Date	Publication Number (if available)	Status	Latest Expiry
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Exhibit B

DOTAP Enantiomer Pricing and Supply Terms

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.